UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 19, 2008
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 19, 2008, Baxter International Inc. (the “Company”) entered into an Underwriting Agreement, with Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule I to the Underwriting Agreement, relating to the sale by the Company of $500,000,000 aggregate principal amount of 5.375% Senior Notes due June 1, 2018 (the “Notes”). The Notes were registered under the Registration Statement on Form S-3 (Registration No. 333-136224) that the Company filed with the Securities and Exchange Commission on August 2, 2006. The Company is filing the exhibits filed as part of this Current Report on Form 8-K in connection with such Registration Statement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement, dated May 19, 2008, between Goldman, Sachs & Co. and J.P. Morgan Securities Inc., acting on behalf of themselves and the other underwriters named in Schedule I thereto, and the Company.

4.1	Third Supplemental Indenture, dated as of May 22, 2008, between the Company and The Bank of New York Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (including Form of 5.375% Senior Notes due 2018).

5.1	Opinion of David P. Scharf

23.1	Consent of David P. Scharf (included as part of Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, Associate General Counsel and Corporate Secretary
Date: May 22, 2008

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 19, 2008, between Goldman, Sachs & Co. and J. P. Morgan Securities Inc., acting on behalf of themselves and the other underwriters named in Schedule I thereto, and the Company.

4.1	Third Supplemental Indenture, dated as of May 22, 2008, between the Company and The Bank of New York Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (including Form of 5.375% Senior Notes due 2018).

5.1	Opinion of David P. Scharf

23.1	Consent of David P. Scharf (included as part of Exhibit 5.1).